Exhibit 99(d)

Annual True-up of Transition Charges

The following is a link to the Annual True-up of Transition Charges for the Series 2004-1 Transition Bonds, filed on May 15, 2007 by Oncor Electric Delivery Company, as Servicer of the Bonds.

http://www.oncor.com/electricity/transition/series2004.aspx